Exhibit 99.1
PRESS RELEASE
Available for Immediate Publication:  November 17, 2008
Capital Corp of the West Reports Special Non-Cash Balance Sheet Adjustments Contribute To Third Quarter Net Loss
MERCED, Calif. – November 17, 2008 – Capital Corp of the West (NASDAQ: CCOW), parent company of County Bank, today announced a third quarter net loss of $54.6 million, or $5.04 per diluted share, compared to net income of $6.0 million, or $0.55 per diluted share, for the third quarter of 2007. Third quarter results were negatively impacted by significant non-cash charges corresponding to a goodwill impairment of $23.5 million and an increase in the deferred tax valuation allowance of $25.3 million. These non-cash charges only partially impacted the Bank’s regulatory capital and the Bank remains adequately capitalized.
In addition to the non-cash charges, the Company also recorded a loan loss provision of $11.5 million in the third quarter of 2008. As previously disclosed on November 12, 2008, the Company required additional time preparing its third quarter of 2008 results in order to complete the proper accounting of the Company’s goodwill, deferred tax assets and loan loss provisions.
Excluding the goodwill impairment and deferred tax valuation allowance non-cash charges, the Company would have reported a third quarter net loss of $5.8 million. While not a normal accounting measurement, this figure is included to provide additional insight into the impact of the Company’s non-cash charges on its third quarter financial statements.
“A limited number of specific and complex accounting issues related to the proper accounting of the Company’s goodwill and deferred tax assets necessitated these significant non-cash balance sheet adjustments in the third quarter that, when combined with additional loan loss provisions, contributed to the net loss,” said Richard S. Cupp, Chief Executive Officer, Capital Corp of the West and County Bank.
Any future reductions in the deferred tax valuation allowance will have a positive impact on the Company’s net income, regulatory capital and stockholders’ equity. The deferred tax asset has now been reduced to an amount that can be realized only through the carryback of tax losses to prior year federal tax returns.
“At the heart of the matter is the fact that the Central Valley has undergone a violent property value correction that has dramatically eroded the Company’s operating results. That said, the Central Valley still has many terrific things going for it and I am confident that, given the necessary time, it will recover from this market correction in no small part because of its resilient and hard-working residents and business owners, the very people County Bank has been serving since 1977,” said Cupp.
County Bank never carried any of the subprime mortgages that have plagued some of the nation’s top lenders and its direct exposure to residential real estate loans is minimal. However, the Bank does have significant exposure to construction and partially developed land for residential development purposes and has received numerous real estate appraisals that indicate declines in appraised values of more than 50% throughout the Central Valley and, in certain specific instances, declines of 70% or more.
The Bank increased net deposit accounts by 4,879 during the first nine months of 2008 with 75.4% of those net deposit accounts represented by low-cost checking accounts. Service charges on deposit accounts increased 22.3% during the third quarter and 20.9% through the nine months ended September 30, 2008 as a result of the Bank’s retail branch acquisition in the fourth quarter of 2007 as well as the Bank’s organic growth during the first nine months of 2008, increased Bank fees and reduced waivers on service charges.

Deposits at County Bank are federally insured by the FDIC up to the maximum legal limits (recently increased from $100,000 to $250,000 per depositor through 2009), including unlimited FDIC insurance for non-interest bearing deposit transaction accounts through 2009 as previously announced by the FDIC.
As previously announced, the Company continues to work with Keefe, Bruyette & Woods, Inc. to actively explore recapitalization options that would achieve well capitalized standing for the Bank and, in addition, has filed an application to participate in the U.S. Department of Treasury’s TARP Capital Purchase Program.
The additional time being taken to raise new capital is in part a result of the financial market’s instability and the government’s ongoing actions to resolve this crisis, including new regulatory guidelines and programs regarding capital, including TARP. Many other industries beyond the banking and financial services sectors are now showing signs of significant financial strain as well, further complicating the financial market’s recovery. However, there can be no assurance that the Company will be able to arrange for sufficient capital to satisfy regulatory requirements. These conditions and events, as well as the uncertainty regarding the ability to obtain additional capital, raise doubt about the Company’s ability to continue as a going concern.
Cash flows from operations increased to $23.0 million for the nine months ended September 30, 2008 compared to $15.1 million for the same period ended September 30, 2007. Net interest income also increased 2.3% during the third quarter of 2008 and 11.4% for the nine months ended September 30, 2008 compared to the same periods in 2007, primarily due to the Bank’s retail branch expansion and acquisition of Bay View Funding in the fourth quarter of 2007, while net interest margin, an indicator of the Bank’s earnings capacity, increased 13 basis points to 4.22% during the first nine months of 2008, up from 4.09% for the nine months ended September 30, 2007.
As of September 30, 2008, the Company’s subsidiary County Bank had a total risk-based capital ratio of 8.41%, a Tier 1 capital ratio of 5.84% and a leverage ratio of 4.52% and remained within adequately capitalized levels. The Company itself had a total risk-based capital ratio of 8.75%, a Tier 1 capital ratio of 5.50% and a leverage ratio of 4.24% as of September 30, 2008.
“In the view of many observers, the current financial crisis ranks as the worst since the Great Depression. But I do not believe that the U.S. economy, in the years ahead, faces a period of economic misery that will begin to rival the suffering associated with that historic economic calamity. The American economy is more resilient now than then,” said Janet L. Yellen, President and CEO of the Federal Reserve Bank of San Francisco in a speech given on October 14, 2008.
As a leading lender to Central California’s diverse communities for over 30 years, County Bank has established itself as a respected and trusted community bank with retail branches stretching from Sacramento in the north to the San Francisco Bay Area and down through the Central Valley as far south as San Bernardino County. Throughout its 30 years of operations, County Bank has proactively supported numerous civic and community initiatives and in 2007, in partnership with the FDIC, opened the first student-run bank branch west of the Mississippi River at McLane High School in Fresno, California. This reinvestment in the communities it serves has been a tradition of County Bank since 1977.
“Recent bank merger and acquisition activity in the Central Valley has resulted in a significant increase in the concentration of deposits with a few large national financial institutions,” said Mr. Cupp. “We believe the health and viability of community banks, including County Bank, is critical to the Central Valley’s recovery and the future growth and success of its locally-based businesses.”
Financial Statements and Commentary
For complete financial statements and commentary for the quarter ended September 30, 2008, please refer to the Company’s 2008 Quarterly Report on Form 10-Q which can be found online at www.ccow.com and at the SEC’s website at www.sec.gov.

About Capital Corp of the West
Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank and is headquartered in Merced, California. With more than 30 years of service as California’s leading regional community bank, County Bank currently operates 39 retail branch offices serving 13 counties throughout California. County Bank’s primary concentration is in California’s Central Valley. As of the latest FDIC data, County Bank has a 7.03 percent market share in the six Central California counties in which it has a significant retail branch presence, ranking County Bank fifth out of 40 financial institutions in that market area.
Contact Information
For further information, contact Capital Corp of the West at 209-725-4540.
Safe Harbor
This press release includes forward-looking statements and information is subject to the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition to historical information, this press release includes certain forward-looking statements that are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the future financial results and performance of the Company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates”, “intends”, “plans”, “assumes”, “projects”, “predicts”, “forecasts”, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Certain of these risks, uncertainties and assumptions are discussed in the Risk Factors section of the Company’s Form 10-Q for the quarter ended September 30, 2008 and Form 10-K for the year ended December 31, 2007. Among the factors that may cause future performance to vary significantly from current expectations are uncertainties in the following areas: local, national and international economic conditions; volatility in the credit, equity and other markets; competition; volatility of real estate values and difficulties in obtaining current information on values; the Company’s credit quality and the adequacy of its allowance for loan losses; actions by banking regulators in response to the Company’s loan losses; deposit customer confidence in the Company and the sufficiency of the Company’s cash and liquid assets to meet high levels of withdrawal requests resulting from announcement of unfavorable operating results; availability of borrowings from the Federal Reserve Bank and Federal Home Loan Bank; changes in market interest rates; risks in integrating acquired businesses and branches; regional weather and natural disasters; the possible adverse effect of concentrations in the loan portfolio; the Company’s ability or inability to raise capital; if it is unable to raise capital, the Company’s ability to continue as a going concern; whether the Company’s application to participate in the TARP Capital Program is approved and the ability of the Company to complete the investment transaction if the application is approved; the effect of existing and future regulation of the banking industry and the Company in particular; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences or acts of this type; outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the U.S. Congress or any other national or international calamity, crisis or emergency. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.
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